                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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      14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                            THE KEITH COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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

                           THE KEITH COMPANIES, INC.
                              2955 RED HILL AVENUE
                          COSTA MESA, CALIFORNIA 92626
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 16, 2001
                            ------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Keith Companies, Inc. will be held at 2955 Red Hill Avenue, Costa Mesa, California, on May 16, 2001 at 9:00 a.m., local time, for the following purposes:

     (1) To elect five members of our board of directors to serve until the next annual meeting of shareholders;

     (2) To approve an Amended and Restated 1994 Stock Incentive Plan;

     (3) To approve an amendment to our Amended and Restated Bylaws increasing the authorized number of directors eligible to sit on our board of directors to a range of five to nine;

     (4) To ratify the appointment of KPMG LLP as our independent auditors for fiscal 2001; and

     (5) To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

     Our board of directors has fixed the close of business on March 23, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

     Accompanying this notice are a proxy and proxy statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          Gary C. Campanaro, Secretary

Costa Mesa, California
April   , 2001

                             YOUR VOTE IS IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND OUR ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, IF YOU SO DESIRE, BUT WILL HELP US TO SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                           THE KEITH COMPANIES, INC.
                              2955 RED HILL AVENUE
                          COSTA MESA, CALIFORNIA 92626
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 16, 2001
                            ------------------------

                                PROXY STATEMENT

                                  INTRODUCTION

     This proxy statement is furnished to the shareholders of The Keith Companies, Inc., a California corporation, in connection with the solicitation of proxies by and on behalf of our board of directors. The proxies solicited hereby are to be voted at our annual meeting of shareholders to be held at 9:00 a.m., local time, on May 16, 2001, at our offices at 2955 Red Hill Avenue, Costa Mesa, California 92626, and at any and all adjournments and postponements thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 12, 2001.

     At our annual shareholders' meeting, you will be asked to consider and vote upon proposals to: (1) elect as directors, the five nominees listed in this proxy statement; (2) approve an Amended and Restated 1994 Stock Incentive Plan which: increases the number of shares subject to our current plan to 1,600,000 shares; deletes a provision requiring that nonqualified stock options granted to a 10% shareholder have an exercise price of at least 110% of the fair market value of our common stock on the date of grant; and extends the term of that plan to March 13, 2011; (3) approve an amendment to our Amended and Restated Bylaws increasing the number of authorized directors eligible to sit on our board of directors to a range of five to nine; and (4) ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001. These proposals are sometimes collectively referred to in this proxy statement as the Proposals.

     A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the shareholder with respect to the matters described in the proxy. If no direction is made, the shares represented by each properly executed, unrevoked proxy will be voted FOR the Proposals.

     Any proxy given may be revoked at any time prior to its exercise by filing with our secretary an instrument revoking the proxy or by filing a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his shares in person if the shareholder so desires.

     We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, in person or otherwise to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by us. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

     Only holders of record of our common stock at the close of business on March 23, 2001, the Record Date, are entitled to notice of and to vote at the annual meeting. As of the Record Date, we had issued and outstanding 5,369,997 shares of common stock, held of record by 56 shareholders. Each share of our common stock issued and outstanding on the Record Date is entitled to one vote at the annual meeting.

     A majority of our shares, entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum. For Proposal 1 (the election of the members of our board of directors), the five nominees receiving the highest vote totals will be elected. Assuming a quorum is present, Proposal 2 (the approval of our Amended and Restated 1994 Stock Incentive Plan) and Proposal 4 (the ratification of our independent auditors), each require the affirmative vote of the holders of a majority of our shares present in person or represented by proxy and entitled to vote at our annual meeting. The approval of Proposal 3 (the amendment of our Amended and Restated Bylaws), requires the affirmative vote of the holders of a majority of our outstanding shares as of the Record Date.

     Votes cast at the annual meeting will be tabulated by the person appointed by us to act as the inspector of election for the annual meeting. The inspector of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector of election will treat as present for purposes of determining a quorum, shares of voting stock represented by "broker non-votes," that is, shares held in record name by brokers and nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Abstentions or broker non-votes will have no effect in the election of directors. Although abstentions and "broker non-votes" are not counted either "for" or "against" any Proposals, if the number of abstentions or "broker non-votes" results in the votes "for" a proposal not equaling either at least a majority of our outstanding shares of common stock on the Record Date (in the case of Proposal 3) or a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting (in the case of Proposals 2 and 4), the Proposals will not be approved. This will be the case even though the number of votes "for" any given proposal exceeds the votes "against" the proposal. Abstentions and broker non-votes have no effect on Proposal 1.

     At the annual meeting, each shareholder will have cumulative voting rights with respect to the election of directors, provided that the shareholder has given notice at the annual meeting prior to the voting for directors of that shareholder's intention to cumulate votes. If any one shareholder has given notice of an intention to cumulate votes, all shareholders may cumulate their votes. Management presently intends to cumulate votes at the annual meeting for all shares for which it holds proxies. If cumulative voting rights are exercised in voting for directors, each share will have that number of votes which equals the number of directors which may be elected (five). Such votes may be cast for one nominee or allocated among two or more nominees. In the event that our board of directors deems it appropriate, proxies may be cumulated and distributed unequally among the five nominees identified in this proxy statement in order to ensure the election of the maximum number of these nominees. The five nominees receiving the highest number of votes at the annual meeting will be elected.

     The matters to be considered and acted upon at the annual meeting are referred to in the preceding notice and are more fully discussed below.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

NOMINEES

     Our directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The board of directors is of the opinion that the election to our board of the nominees identified below, all of whom are currently serving as directors and have consented to continue to serve if elected, would be in our best interests. The names of the nominees are as follows: Aram H. Keith, Gary C. Campanaro, Walter W. Cruttenden, III, George Deukmejian and Christine Diemer Iger.

     Management proxies will be voted for the election of the above-named nominees unless a shareholder has indicated that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for another candidate nominated by the board of directors. In no event, however, shall the proxies be voted for a greater number of nominees than the number of nominees named.

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to our executive officers and nominees for director for our board of directors.

NAME                                   AGE                  POSITION WITH OUR COMPANY
----                                   ---                  -------------------------
Aram H. Keith........................  56     Chief Executive Officer and Chairman of the Board
Eric C. Nielsen......................  41     President and Chief Operating Officer
Gary C. Campanaro....................  40     Chief Financial Officer, Secretary and Director
Walter W. Cruttenden, III............  50     Director(1)(2)
George Deukmejian....................  72     Director(3)
Christine Diemer Iger................  48     Director(1)(3)

---------------
(1) Member of the compensation committee.

(2) Mr. Cruttenden has been appointed to our audit committee effective as of June 1, 2001.

(3) Member of the audit committee.

     All directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. Our executive officers are elected annually by our board of directors and serve at its discretion.

     Aram H. Keith co-founded our company in March 1983 and has served as our chief executive officer and chairman of the board since that time. Mr. Keith also served as our president from 1983 to 1999. Mr. Keith is the president and sole director of our subsidiaries, Crosby, Mead, Benton & Associates and Hook Engineering, Inc. Mr. Keith has been a California licensed civil engineer since 1972. He also holds civil engineering licenses in the states of Arizona, Colorado, Nevada and Texas. Mr. Keith received a B.S. in Civil Engineering from California State University at Fresno.

     Eric C. Nielsen has served as our president since July 1999 and as our chief operating officer since March 2001. Prior to July 1999, Mr. Nielsen served as the president of our Costa Mesa division since November 1994. Mr. Nielsen joined us in November 1985 as senior designer and became a vice president, engineering and mapping in July 1990. Mr. Nielsen received a B.S. in Civil Engineering from California Polytechnic State University and is a registered engineer in the states of California, Colorado and Hawaii.

     Gary C. Campanaro has served as our chief financial officer since joining our company in January 1998, as a director since July 1998, and as our secretary since April 1999. Mr. Campanaro is also the chief financial officer and secretary of each of our subsidiaries, Crosby, Mead, Benton & Associates and Hook Engineering, Inc. Mr. Campanaro joined CB Commercial Real Estate Group, Inc. (now CB Richard Ellis), a commercial real estate brokerage firm, in November 1992 as a vice president of the financial consulting group and became senior vice president, managing officer of the financial consulting group in February 1995 and also began serving on the operation management board of CB Commercial Real Estate Group Inc. Mr. Campanaro served in those positions until he joined our company. From July 1988 to November 1992, he held various accounting, finance and real estate positions with CKE Restaurants, Inc., an owner and operator of a restaurant chain. Mr. Campanaro began his professional career with KPMG LLP and is licensed by the State of California as a certified public accountant and as a real estate broker. He is a member of the American Institute of Certified Public Accountants. Mr. Campanaro received a B.S. in Accounting from the University of Utah.

     Walter W. Cruttenden, III joined our board of directors in July 1997. Mr. Cruttenden is the chief executive officer of Cruttenden Partners, an investment company. Mr. Cruttenden served as chairman of the board of directors and chief executive officer of E*OFFERING Corp. from December 1998 until January 2000. In 1986, he founded Cruttenden Roth Inc. and served as the chairman of the board and chief executive officer until November 1997 and chairman of the board until September 1998. E*OFFERING Corp. and Cruttenden Roth Inc. are both investment banking institutions. Mr. Cruttenden also serves on the board of directors of Cubic Technologies, Electronic Monitoring Systems, Inc., NetChemistry, PrisMedical Inc. and The Yogananda Foundation.

     George Deukmejian joined our board of directors in July 1999. Mr. Deukmejian was the Governor of the State of California, serving in that office from January 1983 until January 1991. Following his departure from the Governor's office, he joined the law firm of Sidley & Austin in its Los Angeles office where he practiced as a partner until July 1999 and where he practiced as Senior Counsel from July 1999 until his retirement in July 2000. Prior to his election as Governor, Mr. Deukmejian served from 1979 to 1982, as the Attorney General of the State of California and from 1963 to 1978, served in the California State Legislature. Mr. Deukmejian currently serves on the boards of directors of Burlington Northern Santa Fe Corp. and Health Net, Inc. He also serves as a Deputy Trustee of the Golden Eagle Insurance Trust in Liquidation and on the Senior Advisory Council of the Industrial Bank of Japan's Los Angeles office. Mr. Deukmejian received a B.A. in Sociology from Siena College and a J.D. from St. Johns University Law School.

     Christine Diemer Iger joined our board of directors in July 1999. Ms. Diemer Iger is the current chief executive officer of the Building Industry Association of Southern California, Orange County chapter which she joined in July 1989. Prior to joining that organization, she was an appellate lawyer for the Attorney General of the State of California from 1981 to 1983, and served as the director of the California Department of Housing and Community Development from 1983 to 1989. Ms. Diemer Iger is a former board member of the Federal National Mortgage Association (Fannie Mae) and the California Housing Finance Agency (CHFA). Ms. Diemer Iger received a B.A. in English from California State University at San Diego and a J.D. from Western State University, College of Law.

MEETINGS OF OUR BOARD AND COMMITTEES

     Our board of directors held five meetings during the fiscal year ended December 31, 2000 and took action by unanimous written consent on one occasion. Our board has held four meetings and has taken action by unanimous written consent on three occasions since the end of fiscal year 2000. All of the incumbent nominees for membership on the board of directors attended all of the meetings of our board and the committees upon which he or she served.

     Our board of directors has standing audit and compensation committees, but does not have a nominating committee. In practice, our entire board performs the function of a nominating committee.

     The compensation committee of our board of directors held two meetings during the fiscal year ended December 31, 2000 and took action by unanimous written consent on one occasion. Since the end of fiscal year 2000, the compensation committee has held one meeting and has taken action by unanimous written consent on one occasion. The compensation committee is responsible for making recommendations to our board concerning such executive compensation arrangements and plans as it deems appropriate. The compensation committee is composed of Walter W. Cruttenden, III and Christine Diemer Iger.

     The audit committee of the board of directors held three meetings during the fiscal year ended December 31, 2000 and has held two meetings since the end of that fiscal year. The audit committee is responsible for, among other things, considering and recommending to our board of directors, the appointment of our independent auditors, examining the results of audits and quarterly reviews, reviewing with the auditors, the plan and scope of the audit and audit fees, reviewing internal accounting controls, meeting periodically with our independent auditors and the monitoring of all financial aspects of our operations. The audit committee is currently composed of George Deukmejian and Christine Diemer Iger. Walter W. Cruttenden, III has also been appointed to the audit committee and his membership on the committee will commence on June 1, 2001. Messrs. Deukmejian and Cruttenden and Ms. Diemer Iger are all independent as defined in the listing standards of the National Association of Securities Dealers.

     In June 2000, our board of directors approved and adopted an audit committee charter, which is attached to this proxy statement as Appendix A.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed or expected to be billed to us for services rendered to us during the fiscal year ended December 31, 2000 by our independent auditors, KPMG LLP:

Audit Fees..................................................  $111,000(a)
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $ 31,410(b)(c)

---------------
(a) Includes fees for the audit of our annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2000.

(b) Includes fees for tax consulting and other non-audit services.

(c) The audit committee has considered whether the provision of these services is compatible with maintaining the auditors' independence.

DIRECTOR COMPENSATION

     Our nonemployee directors receive $1,500 per day for any day during which the member has personally attended any shareholders', board and/or committee meeting. Effective January 2001, our nonemployee directors will also receive $20,000 per year as compensation for their services as a director of our company. In addition, our nonemployee directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at shareholders', board and committee meetings.

     We may also periodically award options or purchase rights to our directors under our existing stock option plan and otherwise. Our current Amended and Restated 1994 Stock Incentive Plan authorizes us to grant options and rights to purchase shares of our common stock to our officers, directors (including nonemployee directors), employees (including officers and directors who are employees) and other providers of services to us, with the aggregate number of shares to be delivered upon exercise not to exceed 1,111,111 shares. In March 2001, our board of directors adopted, subject to the approval of our shareholders, a new Amended and Restated 1994 Stock Incentive Plan, which amends and restates our Amended and Restated 1994 Stock Incentive Plan. The Amended and Restated 1994 Stock Incentive Plan adopted by our board in March 2001 will sometimes be referred to in this proxy statement as the Second Amended and Restated 1994 Stock Incentive Plan. The Second Amended and Restated 1994 Stock Incentive Plan authorizes us to grant these participants, options and rights to purchase up to 1,600,000 shares of our common stock.

     If approved by our shareholders, the Second Amended and Restated 1994 Stock Incentive Plan will terminate in March 2011. Options granted under the plan will have a term not to exceed ten years and an exercise price in an amount determined by our board of directors or the committee administering the plan.

     In fiscal 2000, we did not issue any options to purchase shares of our common stock to any of our directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our amended and restated articles of incorporation and indemnification agreements entered into between us and certain of our directors and officers require us to indemnify these officers and directors to the fullest extent permitted by applicable law against liabilities incurred in connection with their duties as our officers and directors. These indemnification rights may extend to liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid or accrued by us to our chief executive officer and to each of our other three most highly compensated executive officers who earned more than $100,000, in salary and bonus for all services rendered to us in all capacities during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                      ANNUAL COMPENSATION               SECURITIES
                                             -------------------------------------      UNDERLYING
                                    FISCAL                             ALL OTHER          STOCK
NAME AND PRINCIPAL POSITION          YEAR     SALARY       BONUS      COMPENSATION       OPTIONS
---------------------------         ------   --------      ------     ------------     ------------
Aram H. Keith.....................   2000    $381,926(1)       --       $15,115(2)            --
  Chief Executive Officer and        1999    $375,423(3)       --       $66,573(4)        46,000
  Chairman of the Board              1998    $373,419(5)       --       $ 6,832(6)            --
Eric C. Nielsen(7)................   2000    $172,551(8)   $6,985(9)    $39,553(10)       20,000
  President and Chief                1999    $158,290(11)      --       $15,561(12)       10,000
  Operating Officer
Gary C. Campanaro.................   2000    $164,122(13)  $5,000       $17,435(14)           --
  Chief Financial Officer            1999    $146,116(15)      --       $ 9,186(16)       12,500
  and Secretary                      1998    $115,016(17)      --       $ 5,171(18)       31,482
Jerry M. Brickman(19).............   2000    $155,780(20)      --       $11,157(21)           --
  Chief Operating Officer            1999    $147,309          --       $26,090(22)        8,000
                                     1998    $130,403          --       $ 5,186(23)        9,259

---------------
 (1) Consists of $373,523 in salary and $8,403 in matching contributions made by us under our 401(k) plan.

 (2) Consists of a $4,500 auto allowance, $3,688 in payout of accrued vacation and sick time, $6,787 in membership dues paid by us on behalf of Mr. Keith and $140 in premiums on a life insurance policy of which Mr. Keith is the beneficiary.

 (3) Consists of $373,923 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

 (4) Consists of $53,957 in payout of accrued vacation and sick time, $5,443 in reimbursement of various automobile expenses, $6,987 in membership dues paid by us on behalf of Mr. Keith and $186 in premiums on a life insurance policy of which Mr. Keith is the beneficiary.

 (5) Consists of $371,562 in salary and $1,857 in matching contributions made by us under our 401(k) plan.

 (6) Consists of a $1,500 auto allowance, $5,146 in membership dues paid by us on behalf of Mr. Keith and $186 in premiums on a life insurance policy of which Mr. Keith is the beneficiary.

 (7) Effective as of March 13, 2001, Mr. Nielsen was elected to serve as our chief operating officer.

 (8) Consists of $166,426 in salary and $6,125 in matching contributions made by us under our 401(k) plan.

 (9) Consists of $5,000 year-end bonus and $1,985 as a 15-year service bonus.

(10) Consists of a $12,000 auto allowance, $3,000 in membership dues paid by us on behalf of Mr. Nielsen, $140 in premiums on a life insurance policy of which Mr. Nielsen is the beneficiary, $1,328 for an executive medical examination paid for by us and $23,085 in payout of accrued vacation and sick time.

(11) Consists of $156,790 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

(12) Consists of a $12,000 auto allowance, $3,375 in membership dues paid by us on behalf of Mr. Nielsen and $186 in premiums on a life insurance policy of which Mr. Nielsen is the beneficiary.

(13) Consists of $158,746 in salary and $5,376 in matching contributions made by us under our 401(k) plan.

(14) Consists of a $6,000 auto allowance, $3,000 in membership dues paid by us on behalf of Mr. Campanaro, $140 in premiums on a life insurance policy of which Mr. Campanaro is the beneficiary, $1,624 for an executive medical examination paid for by us and $6,671 in payout of accrued vacation and sick time.

(15) Consists of $144,616 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

(16) Consists of a $6,000 auto allowance, $3,000 in club membership dues paid by us on behalf of Mr. Campanaro and $186 in premiums on a life insurance policy of which Mr. Campanaro is the beneficiary.

(17) Consists of $114,423 in salary and $593 in matching contributions made by us under our 401(k) plan.

(18) Consists of a $5,000 auto allowance and $171 in premiums paid on a life insurance policy of which Mr. Campanaro is the beneficiary.

(19) Effective as of January 5, 2001, Mr. Brickman ceased being an employee of our company.

(20) Consists of $149,576 in salary and $6,204 in matching contributions made by us under our 401(k) program.

(21) Consists of a $6,000 auto allowance, $140 in premiums paid on a life insurance policy of which Mr. Brickman is the beneficiary and $5,017 in payout of accrued vacation and sick time.

(22) Consists of a $6,000 auto allowance, $186 in premiums paid on a life insurance policy of which Mr. Brickman is the beneficiary and $19,904 in payout of accrued vacation and sick time.

(23) Consists of a $5,000 auto allowance and $186 in premiums paid on a life insurance policy of which Mr. Brickman is the beneficiary.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the executive officers named in the summary compensation table in this proxy statement during the fiscal year ended December 31, 2000. This information includes hypothetical potential gains from stock options granted in fiscal 2000. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of our common stock price over the 10-year life of the stock options granted in 2000. These assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                                                 % OF TOTAL
                                                  OPTIONS                              POTENTIAL REALIZABLE
                                                  GRANTED                                VALUE AT ASSUMED
                                    NUMBER OF        TO                                ANNUAL RATES OF STOCK
                                    SECURITIES   EMPLOYEES                              PRICE APPRECIATION
                                    UNDERLYING       IN       EXERCISE                  FOR OPTION TERM(3)
                                     OPTIONS       FISCAL       PRICE     EXPIRATION   ---------------------
NAME                                GRANTED(1)    YEAR(2)     ($/SHARE)      DATE         5%          10%
----                                ----------   ----------   ---------   ----------   --------    ---------
Aram H. Keith.....................         0           0%          --          --           --           --
Eric C. Nielsen...................    20,000        11.2%       $4.38        2010      $55,100     $139,600
Gary C. Campanaro.................         0           0%          --          --           --           --
Jerry M. Brickman(4)..............         0           0%          --          --           --           --

---------------
(1) Options vest 20% annually over five years.

(2) Based on options to purchase 178,150 shares granted to our employees during the fiscal year ended December 31, 2000.

(3) Calculated using the potential realizable value of each grant.

(4) On January 5, 2001, Mr. Brickman ceased being an employee of our company.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding stock options exercised by the executive officers named in the summary compensation table in this proxy statement during the fiscal year ended December 31, 2000, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                                    NUMBER OF             VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                     SHARES                   AT DECEMBER 31, 2000       AT DECEMBER 31, 2000(1)
                                    ACQUIRED      VALUE     -------------------------   -------------------------
                                   ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                   -----------   --------   -------------------------   -------------------------
Aram H. Keith....................       0           0                       0/0             $      0/$     0
Eric C. Nielsen..................       0           0             32,593/24,444             $172,743/$95,953
Gary C. Campanaro................       0           0             11,111/16,667             $ 58,888/$88,335
Jerry M. Brickman(2).............       0           0             19,260/ 2,962             $102,078/$15,699

---------------

(1) Based on the last reported sale price of underlying securities ($8.00) on December 29, 2000 (the last trading day during 2000) as reported by Nasdaq, minus the exercise price of the options.

(2) On January 5, 2001, Mr. Brickman ceased being an employee of our company.

     In September 2000, we made an offer to our option holders which gave them a one-time election to have us cancel their options as of September 30, 2000 and to receive new options covering the same number of shares at an option exercise price equal to market value on a date six months and one day later. Prior to the expiration of the six month and one day period, the Securities and Exchange Commission stated its position regarding the regulatory treatment of such offers. Based on that position and consultation with our legal counsel, we concluded that the attempt by us to cancel the options was ineffective and the participants continue to hold their original options.

CHANGE IN CONTROL AGREEMENTS

     In March 2001, our board of directors approved change in control agreements with Aram H Keith, our chief executive officer and chairman of the board, Eric
C. Nielsen, our president and chief operating officer, and Gary C. Campanaro, our chief financial officer and secretary. These agreements provide for severance payments to these executive officers in certain circumstances following a change in control of our company. Specifically, the change in control agreements provide that if the executive officer's employment with us terminates as a result of an involuntary or constructive termination (as these terms are defined in the agreements) at any time within two years following a change in control, the executive officer will receive a one-time payment, equal to two times the executive officer's highest annual level of total cash compensation (including any and all bonus amounts) paid by us to that executive officer during any one of the three consecutive calendar years (inclusive of the year of termination) immediately prior to termination. The level of annual cash compensation for the year in which a termination occurs will include any bonus amounts which the executive officer is eligible to receive during the year of termination, whether or not such bonus was earned by the executive officer. In addition, any unvested options previously granted to the executive officer will immediately vest and become exercisable as of the date of termination. Under these change in control agreements, for a two-year period following the termination, the executive officer is also entitled to receive continuing health coverage at a level commensurate to the coverage provided by us to the executive officer immediately prior to the change in control; all other benefits under welfare benefit plans, practices, policies and programs provided or offered by us, including, medical, dental, prescription, disability, employee life, group life, accidental death and travel accident insurance plans and programs; fringe benefits; and a reasonable level of outplacement services selected by the executive officer.

     Under the change in control agreements, a "change in control" means the occurrence of any of the following events: (1) other than Aram Keith or his family members and affiliates, a person becomes the beneficial owner of 20% or more of the total voting power of our then outstanding voting securities, (2) a change in the composition of our board of directors occurs within a two-year period as a result of which fewer than a majority of the directors are directors who were serving on our board at the beginning of such two-year period unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then on the board who were directors at the beginning of the period, (3) the consummation of a merger or consolidation of our company in which we do not survive as an independent public company, or (4) our business or businesses for which the executive officer's services are principally performed are disposed of by us under a partial or complete liquidation of our company, a sale of assets (including stock of a subsidiary), or otherwise.

     Under these change in control agreements, the executive officer is also entitled to receive a payment by us to offset any excise tax under the excess parachute payment provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, that has been levied against the executive officer for payments that we have made to, or for the benefit of that executive officer (whether or not such payments are made pursuant to the executive officer's change in control agreement). The payment by us will be "grossed up" so that after the executive officer pays all taxes (including any interest or penalties with respect to such taxes) on the payment, the executive officer will retain an amount of the payment equal to the excise tax imposed.

     Since Messrs. Keith and Campanaro are also directors of our company, each of them voluntarily recused themselves from the board's vote on whether to approve the change in control agreement to which they are a party. The agreements were then unanimously approved by the remaining members of the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 2001, our board of directors approved the change in control agreements with Aram H. Keith, Eric C. Nielsen and Gary C. Campanaro described more fully above under the caption "Change in Control Agreements."

     In March 2000, we granted options to purchase 20,000 shares of our common stock to our president and chief operating officer, Eric C. Nielsen at an exercise price of $4.38 per share, the closing sale price of our common stock as reported on the Nasdaq Stock Market on that date.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of our board of directors hereby submits its report concerning the compensation of our executive officers, including the chief executive officer. The compensation committee is responsible for the establishment and administration of our compensation policies with respect to our executive officers and other employees and for the administration of our stock incentive plan.

     Our executive compensation program is designed to align executive compensation with our business strategy and performance. The goals of the executive compensation program are: to attract and retain key executives critical to our success; to provide levels of compensation which are competitive with other entities of similar size within and outside of our industry; and to motivate executives to enhance long-term shareholder value by providing appropriate incentives, including ownership through stock options.

     The annual compensation has been considered for the executive officers, including Aram H. Keith, our chief executive officer and chairman of the board, including base salaries, coupled with stock options, bonuses and other incentives and compensation. Base salaries are the fixed component of the executive officers' compensation packages. Salaries are set and adjusted based upon competitive standards and individual performance.

     Salary and bonus levels and the award of stock options are based upon our performance during the prior year as set forth in our audited financial statements, and the contribution of each individual executive officer to our performance. Among the factors which the committee has established to assess our overall performance are: our performance against budget and targets for revenue and expenses, the successful implementation of both short- and long-term corporate strategies for enhancing shareholder value (e.g. strategic acquisitions, accounting systems, facilities expansion, productivity, improvements, etc.) and service development along with technical advances.

     A portion of the compensation of our executive officers is based upon the award of stock options which rely on increases in the value of our common stock. The issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in us consistent with the interests of our shareholders. Under our stock incentive plan, options are granted from time to time to certain of our officers, directors and key employees at the fair market value of our common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to our long-term performance.

     The committee has reviewed the fiscal 2000 base salaries of each of the executive officers and is of the opinion that such salaries are reasonable in view of those paid by other entities of similar size within and outside our industry. The committee also reviewed the stock options awarded in fiscal 2000 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with us.

     In May 2000, the committee reviewed Mr. Keith's base salary for 2000, and concluded that his salary is not unreasonable in view of those paid to chief executive officers of other entities of similar size within and outside our industry.

                                          COMPENSATION COMMITTEE:

                                          Walter W. Cruttenden, III
                                          Christine Diemer Iger

BOARD AUDIT COMMITTEE REPORT

     The audit committee of the board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited financial statements of The Keith Companies, Inc., both with and without management present. In addition, the audit committee obtained from the independent auditors, a formal written statement describing all relationships between the auditors and The Keith Companies, Inc. that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the audit committee's review and discussions with management and the independent auditors referenced above, the audit committee recommended to the board of directors that the audited financial statements of The Keith Companies, Inc. be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The audit committee also recommended reappointment, subject to shareholder approval, of the independent auditors and the board of directors concurred in such recommendation.

                                          AUDIT COMMITTEE:

                                          George Deukmejian
                                          Christine Diemer Iger

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return of companies on the Nasdaq Industrial Index, the Wilshire 5000 Index and a weighted average peer group index, assuming reinvestment of dividends, for the period beginning July 13, 1999 through our fiscal year ended December 31, 2000. We constructed our own peer group index which includes the following companies listed in alphabetical order: Michael Baker Corporation; EA Engineering Science & Technology, Inc.; Kaiser Group International, Inc.; Stone & Webster, Incorporated; Tetra Tech, Inc.; URS Corporation; and Roy F. Weston, Inc. In the proxy statement sent to our shareholders in connection with our annual shareholders' meeting held last year, the peer group index also included Harding Lawson Associates Group, Inc., however, this company is no longer a public company and as a result, is no longer included in the peer group index. Our common stock was initially offered to the public on July 13, 1999. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on July 13, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

------------------------------------------------------------------------------------------------------------
                                                      July 13,          December 31,        December 31,
                                                        1999                1999                2000
------------------------------------------------------------------------------------------------------------
 The Keith Companies, Inc.......................       $100.00             $ 48.61             $ 88.89
 Nasdaq Industrial Index........................       $100.00             $135.52             $ 89.92
 Wilshire 5000 Index............................       $100.00             $108.26             $ 95.43
 Peer Group Index...............................       $100.00             $ 79.72             $102.52


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our common stock as of March 23, 2001 by:

     - each person who is known by us to beneficially own more than 5% of our common stock;

     - each of our directors and executive officers; and

     - all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options held by that person that are currently exercisable or exercisable within 60 days of March 23, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o The Keith Companies, Inc., 2955 Red Hill Avenue, Costa Mesa, California 92626.

                                                             AMOUNT AND NATURE OF     PERCENT OF
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                BENEFICIAL OWNERSHIP    COMMON STOCK
---------------------------------------------                --------------------    ------------
Aram H. Keith..............................................       1,615,220(1)           30.0%
Walter W. Cruttenden, III..................................         408,837               7.6%
Floyd S. Reid..............................................         402,944(2)            7.5%
E*Capital Corporation and related parties..................         297,000(3)            5.5%
Gary C. Campanaro..........................................          49,167(4)              *
Eric C. Nielsen............................................          41,815(5)              *
Jerry M. Brickman(6).......................................          30,371                 *
George Deukmejian..........................................           8,907(7)              *
Christine Diemer Iger......................................           7,407(8)              *
All directors and executive officers as a group (6
  persons).................................................       2,131,353              39.1%

---------------
 *  Less than 1%.

(1) Includes 1,606,020 shares held in a trust of which Mr. Keith and his wife, Margie Keith are the beneficiaries and co-trustees and 9,200 shares underlying options.

(2) Includes 372,870 shares held in a trust of which Mr. Reid and his wife Ruth Reid are the beneficiaries and co-trustees. Amount shown does not include 56,870 shares owned by Mr. Reid's daughter and granddaughter who reside with Mr. Reid. Mr. Reid expressly disclaims beneficial ownership of these shares.

(3) E*Capital Corporation is the parent of Wedbush Morgan Securities, Inc. Includes 236,600 shares owned by E*Capital Corporation, 31,600 shares owned Edward W. Wedbush, the chairman of E*Capital Corporation and the president of Wedbush Morgan Securities, Inc. and 28,800 shares owned by WMS PS Retirement Plan, the employee retirement plan for the employees of Wedbush Morgan Securities, Inc. Mr. Wedbush owns a majority of the outstanding shares of E*Capital Corporation. Accordingly, Mr. Wedbush may be deemed the beneficial owner of our shares that are owned by E*Capital Corporation. However, beneficial ownership of our shares which are owned by E*Capital Corporation is disclaimed by Mr. Wedbush.

(4) Includes 28,518 shares held as joint tenants with his wife, Lorraine Campanaro, and includes 20,649 shares underlying options.

(5) Includes 1,000 shares held as joint tenants with his wife, Marilee Nielsen, and includes 40,815 shares underlying options.

(6) On January 5, 2001, Mr. Brickman ceased being an employee of our company.

(7) Includes 1,500 shares held by a defined benefit pension plan of which Mr. Deukmejian is the trustee and sole participant and 7,407 shares underlying options.

(8) Consists solely of shares underlying options.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms that they file. Mr. Keith, our chief executive officer and chairman of the board, failed to file on a timely basis, an Annual Statement of Changes in Beneficial Ownership on Form 5 for one transaction that occurred during 2000. An Annual Statement of Changes in Beneficial Ownership on Form 5 has been subsequently filed. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2000, our officers, directors and beneficial owners of more than 10% of a registered class of our equity securities complied with all other Section 16(a) filing requirements applicable to them.

REQUIRED VOTE

     The five nominees receiving the highest number of votes will be elected as directors to our board of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Our board of directors recommends that the shareholders vote "FOR" the election of each of the nominees listed in this proxy statement.

                                APPROVAL OF OUR
                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

                                  (PROPOSAL 2)

OUR SECOND AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

  Introduction

     On March 13, 2001, our board of directors approved, subject to the approval of our shareholders, a Second Amended and Restated 1994 Stock Incentive Plan, or the Plan. The Plan increases the number of shares of common stock underlying options or rights to purchase shares of our common stock, or purchase rights, that may be granted under our current plan from its present number of 1,111,111 shares to 1,600,000 shares; deletes a provision requiring that nonqualified stock options granted to a 10% shareholder have an exercise price of at least 110% of the fair market value of our common stock on the date of grant; and extends the term of the current plan to March 13, 2011. As of March 23, 2001, there were 664,773 shares available for future grants of options or purchase rights under the Plan (assuming that the Plan is approved by our shareholders). Of these, we have reserved for issuance, 63,373 shares of common stock underlying options to be granted to the employees of Thompson-Hysell, Crosby, Mead, Benton & Associates and Hook Engineering, Inc. in connection with our acquisitions of those companies.

     Our board of directors believes that increasing the number of shares subject to our current plan and extending its term is necessary to ensure that we will have an adequate number of shares of common stock for future grants to provide incentives to our employees and to enable us to grant options or purchase rights to attract and retain the services of qualified employees, officers and directors, including nonemployee directors and service providers to our company. Further, our board deems it advisable to delete the provision in the current plan that requires nonqualified stock options granted to a 10% shareholder to have an exercise price equal to at least 110% of the fair market value of our common stock on the date of grant.

     The following is a general summary of the Second Amended and Restated 1994 Stock Incentive Plan, which is qualified in its entirety by reference to the full text of the Plan, attached to this proxy statement as Appendix B.

  Shares Subject to the Plan

     A total of 1,111,111 shares of our common stock are currently authorized for issuance under our current plan. If our shareholders approve the Second Amended and Restated 1994 Stock Incentive Plan, the maximum number of shares that may be issued upon exercise of stock options or purchase rights that may be granted under the Plan will be 1,600,000 shares. Any shares of our common stock which are subject to an option or a purchase right but which can no longer be exercised or any shares of stock issued upon the exercise or acceptance of a purchase right that are reacquired by us may again be used for awards under the Plan. The number of shares issuable pursuant to the Plan, and the exercise price of such options, is subject to proportional adjustments to reflect recapitalizations, stock splits, stock dividends, mergers, consolidations, and similar events.

  Eligibility For Participation

     The Plan provides for grants of incentive stock options, which are intended to qualify for special tax treatment under Section 422 of the Code, nonqualified stock options and purchase rights. Employees, including our officers and directors who are employees, may be granted incentive stock options, nonqualified stock options or purchase rights. However, members of our board of directors who are not officers or employees, and service providers to our company may only be granted nonqualified stock options or purchase rights under the Plan.

     As of March 23, 2001, approximately 635 persons were eligible to participate in the Plan and 755,083 shares were subject to outstanding options. There were no purchase rights outstanding as of that date.

  Administration

     The Plan is administered by our board of directors. Administration of the Plan may be delegated by our board of directors to a committee of the board. Subject to the terms of the Plan, our board of directors or a committee of our board determines the persons who are to receive awards, the number of shares subject to each award and the terms and conditions of the awards.

  Exercise of Options

     The exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of the shares of common stock underlying the option, determined as of the date of the grant. If an optionee possesses at least 10% of the total combined voting power of all classes of our stock at the time of the grant of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the common stock underlying the option, determined as of the date of the grant. The exercise price of non-qualified stock options shall be not less than 85% of the fair market value of the common stock underlying the option. The exercise price of an option may be paid in the discretion of our board of directors or a committee of our board by:

     - cash;

     - check;

     - the surrender of shares of our common stock owned by the optionee that have been held by the optionee for at least six months, which surrendered shares shall be valued at fair market value as of the date of exercise;

     - the optionee's promissory note in a form and on terms acceptable to our board or a committee of the board;

     - the cancellation of indebtedness by us to the optionee;

     - the waiver of compensation due or accrued to the optionee for services rendered;

     - provided that a public market for our common stock exists, a "same day sale" commitment from the optionee and an NASD dealer under which the optionee irrevocably elects to exercise the option and to sell a portion of the shares purchased on the exercise to pay for the exercise price and under which the NASD dealer irrevocably commits upon receipt of the shares to forward the exercise price directly to us;

     - provided that a public market for our common stock exists a "margin" commitment from the optionee and an NASD dealer under which the optionee irrevocably elects to exercise the option and to pledge the shares purchased on the exercise to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price, and under which the NASD dealer irrevocably commits upon receipt of the shares to forward the exercise price directly to us; or

     - any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

  Acceptance of Purchase Rights

     An offeree shall have no rights with respect to the restricted stock subject to a purchase right unless the offeree accepts or exercises the purchase right within 30 days (or such shorter period as our board or a committee of our board specifies) following the grant of the purchase right by making payment to us of the full purchase price and by executing and delivering to us a stock purchase agreement.

     Payment of the purchase price upon exercise of a purchase right may be made, in the discretion of our board or a committee of our board, by:

     - cash;

     - check;

     - the surrender of shares of our common stock owned by the offeree that have been held by the offeree for at least six months, which surrendered shares shall be valued at fair market value as of the date of exercise;

     - the offeree's promissory note in a form and on terms acceptable to our board or a committee of our board;

     - the cancellation of indebtedness by us to the offeree;

     - the waiver of compensation due or accrued to the offeree for services rendered; or

     - any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     As of March 23, 2001, the aggregate fair market value of shares of our common stock subject to outstanding options under the Plan was $16,845,901 based upon the closing sale price of our stock on the Nasdaq Stock Market on that date.

  Expiration of Options

     No option granted under the Plan may be made exercisable after the expiration of ten years from the date the option is granted. In addition, any incentive stock option granted to an optionee who possesses at least 10% of the total combined voting power of all classes of our stock at the time that an incentive stock option is granted, may not be made exercisable after the expiration of five years from the date of the grant.

  Amendments

     Our board may amend, suspend or terminate the Plan, without notice, and in its sole discretion. Provided however, any amendment, suspension, or termination of the Plan by the board shall not materially impair any option or purchase right previously granted under the Plan without the express written consent of the optionee or right holder. In addition, any amendment that increases the number of shares subject to the Plan, materially modifies the eligibility requirements for option grants, or materially increases the benefits accruing to option holders, must be approved by our shareholders.

  Term of the Plan

     Unless terminated earlier as provided in the Plan, the Plan will terminate on March 13, 2011.

  Federal Income Tax Information

     Incentive Stock Options. Upon the grant of an incentive stock option, the optionee will not recognize any taxable income and we will not be entitled to a tax deduction. Upon the exercise of an incentive stock option while the optionee is employed by us, or within three months after termination of employment, the optionee will not recognize taxable income if certain holding period requirements under the Code are met; however, under certain circumstances, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option over the exercise price may be subject to the alternative minimum tax.

     If the shares of common stock acquired through the exercise of an incentive stock option are held for at least two years from the date of grant and at least one year from the date of exercise, the optionee's gain or loss upon a disposition of those shares of common stock will be a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If the optionee satisfies these holding periods, upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If the shares are disposed of prior to the expiration of these holding periods, the optionee will recognize ordinary income on certain amounts in excess of the option price and we will be entitled to a corresponding tax deduction.

     Nonqualified Stock Options. Upon the grant of a nonqualified stock option, the optionee will not recognize any taxable income. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the difference between the fair market value of the shares of common stock acquired upon exercise of the nonqualified stock option and the exercise price. At that time, we will be entitled to a corresponding tax deduction. Upon a subsequent disposition of shares of common stock acquired upon the exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of those shares.

  Purchase Rights

     The receipt of restricted stock pursuant to a purchase right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by us with respect to the stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained by us or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the date of purchase. If no Section 83(b) election is made or if repurchase rights are retained by us, the recipient will realize taxable income on each date that the recipient's ownership rights vest, or when we no longer have the right to repurchase all or a portion of the shares. The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, we will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of the vesting shares on that date over the purchase price paid for those shares. However, if the recipient is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of the purchase, the date that ordinary income is recognized for shares which vest within six months of the purchase date shall be deferred to six months from the date of purchase.

     THE SUMMARY OF FEDERAL INCOME TAX INFORMATION SET FORTH ABOVE IS FOR GENERAL REFERENCE ONLY AND DOES NOT PURPORT TO COVER ALL FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO ALL CATEGORIES OF SHAREHOLDERS. ALL OF OUR SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE GRANTS OF OPTIONS OR PURCHASE RIGHTS TO THEM.

  Possible Anti-Takeover Effects

     Although not intended as an anti-takeover measure by our board, one of the possible effects of the Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of our directors and key employees. These persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of an attempt.

NEW PLAN BENEFITS

     As stated above, under the Plan, our board of directors or a committee of our board has the authority to determine the amounts, terms and grant dates of options to be granted in the future to our employees, directors or service providers. To date, no such determinations have been made and, as a result, it is not possible to state such information.

     The following table sets forth information concerning stock options granted under our current Amended and Restated 1994 Stock Incentive Plan from January 1, 2000 through December 31, 2000 to each of the executive officers named in the summary compensation table in this proxy statement, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group:

                                                                                  NO. OF SHARES
                                                                                   SUBJECT TO
NAME                                                       TITLE                 OPTIONS GRANTED
----                                                       -----                 ---------------
Aram H. Keith.............................  Chief Executive Officer and
                                            Chairman of the Board                          0
Eric C. Nielsen...........................  President and Chief Operating
                                            Officer                                   20,000
Gary C. Campanaro.........................  Chief Financial Officer and
                                            Secretary                                      0
All current executive officers as a group
  (3 persons).............................                                            20,000
All current directors (other than
  executive officers) as a group (3
  persons)................................                                                 0
All employees (including all officers who
  are not executive officers) as a group
  as of December 31, 2000 (536 persons)...                                           158,150

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Our directors and executive officers are eligible to participate in the Plan and we may grant these persons additional options or purchase rights under the Plan in the future.

VOTE REQUIRED

     The proposal to approve the Second Amended and Restated 1994 Stock Incentive Plan must receive the affirmative vote of a majority of the holders of the shares of our common stock entitled to vote at and present in person or represented by proxy at the annual meeting. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Our board of directors recommends that the shareholders vote "FOR" the Second Amended and Restated 1994 Stock Incentive Plan.

                    AMENDMENT OF AMENDED AND RESTATED BYLAWS

                                  (PROPOSAL 3)

     The amendment of our Amended and Restated Bylaws will amend Article III,
Section 2 of the bylaws to increase the number of authorized directors to a range of five to nine. Currently, our Amended and Restated Bylaws provide for a range of three to five directors. The exact number of directors is currently fixed at five. Our board of directors deems it to be in the best interests of our company and our shareholders to effect the foregoing increase in the number of authorized directors so that additional directors with appropriate experience and credentials may be elected or appointed to our board of directors from time to time in order to further the interests of our company and our shareholders. The approval of a majority of the outstanding shares of our common stock on the Record Date is required to approve the proposed amendment of our Amended and Restated Bylaws.

VOTE REQUIRED

     The proposal to approve the amendment of our Amended and Restated Bylaws requires the affirmative vote of the holders of a majority of our outstanding shares as of the Record Date. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Our board of directors recommends that the shareholders vote "FOR" approval of the foregoing amendment to our Amended and Restated Bylaws.

                      RATIFICATION OF INDEPENDENT AUDITORS

                                  (PROPOSAL 4)

     Our board of directors has appointed the firm of KPMG LLP, our independent public auditors during the fiscal year ended December 31, 2000, to serve in the same capacity for the year ending December 31, 2001, and is asking the shareholders to ratify this appointment. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Our board of directors recommends that the shareholders vote "FOR" the ratification of the appointment of KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2001.

                                 OTHER MATTERS

     Our board of directors knows of no matter to come before the annual meeting other than as specified in this proxy statement. If other business should, however, be properly brought before the annual meeting, the persons voting the proxies will vote them in accordance with their best judgment.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the next annual meeting must be received by us at the address set forth on the first page of this proxy statement no later than December 13, 2001 to be included in the proxy material for the 2002 annual meeting. It is recommended that shareholders submitting proposals direct them to our secretary and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 ANNUAL REPORT

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITING TO: CORPORATE SECRETARY, THE KEITH COMPANIES, INC., 2955 RED HILL AVENUE, COSTA MESA, CALIFORNIA 92626.

     OUR SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          Gary C. Campanaro, Secretary

Costa Mesa, California
April   , 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           THE KEITH COMPANIES, INC.

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The Keith Companies, Inc. (the "Corporation"), will have the oversight responsibility, authority and specific duties as described below.

I. PURPOSE

     The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the shareholders and others, the Corporation's system of internal control, and the Corporation's audit, accounting, and financial reporting processes generally. In carrying out this function, the Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants; and provide for open, on-going communication among the independent accountants, financial and senior management, and the Board concerning the Corporation's financial position and affairs. To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Committee membership as well as the Corporation's business, operations and risks.

II. MEMBERSHIP

     As of the date that this charter is adopted, the Committee shall be comprised of two non-employee members of the Board, as determined by the Board, each of whom shall be an independent director as determined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. A third non-employee member of the Board has been appointed to the Committee which appointment shall become effective on June 1, 2001. After June 1, 2001, the Committee shall be comprised of three non-employee members of the Board. The Board shall also designate a chairperson of the Committee. Members of the Committee are elected to serve for a term of one year. Each Committee member shall be financially literate (i.e. be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement) or become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise.

III. FUNCTIONS

     Without limiting the Committee's authority, the Committee shall carry out the following specific activities:

          A. REVIEW OF DOCUMENTS AND REPORTS

             1. Review and reassess this Charter at least annually.

             2. Review the Corporation's annual report on Form 10-K, including the Corporation's year-end financial statements, before its release and consider whether the information is adequate and consistent with members' knowledge about the Corporation and its operations.

             3. Review the Corporation's quarterly reports on Form 10-Q prior to their filing or prior to the release of earnings and consider whether the information is adequate and consistent with members' knowledge about the Corporation and its operations.

          B. INDEPENDENT AUDITORS

             1. Recommend to the Board the selection of the independent auditors, considering their qualifications, including their independence. On an annual basis, the Committee shall require the independent auditors to provide the Committee with a written statement disclosing all relationships between the Corporation and the independent auditors. The Committee should review and discuss these relationships with the independent auditors to determine the auditors' independence. The Committee shall take or recommend appropriate action to ensure the independence of the independent auditors. The independent auditors are accountable to the Board and the Committee.

             2. Review with the independent auditors the intended scope and approach of the annual audit and the audit methods and principles being applied by the independent auditors, and the fees charged by the independent auditors.

             3. Review and discuss the results of the audit with both the independent auditors and management.

             4. Review with both management and the independent auditors procedures established to prevent any fraud, illegal acts or deficiencies in internal control, and ensure that the independent auditors inform the Committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the Committee.

             5. Review with the independent auditors their performance and approve any proposed discharge of the independent auditors when circumstances warrant.

             6. Direct and supervise special audit inquiries by the independent auditors as the Board or the Committee may request.

          C. FINANCIAL REPORTING PROCESSES

             1. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the Corporation's financial statements.

             2. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, policies and practices, both internal and external.

             3. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

             4. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

        D. PROCESS IMPROVEMENT

             1. Ensure that significant findings and recommendations made by the independent auditors are received and discussed on a timely basis.

             2. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

             3. Review with the independent auditors and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

        E. ETHICAL AND LEGAL COMPLIANCE

             1. Establish, review and update periodically a code of ethical conduct for the Corporation and ensure that management has established a system to enforce this code.

             2. Review management's monitoring of the Corporation's compliance with the Corporation's code of ethical conduct, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental entities and the public satisfy legal requirements.

             3. Review legal compliance matters with the Corporation's counsel.

             4. Review with the Corporation's counsel any legal matter that could have a significant impact on the Corporation's financial statements.

             5. Review annually external audits of employee benefit plans of the Corporation (including subsidiaries) to determine that there are proper procedures to ensure compliance with all relevant laws and regulations.

             6. Review annually the adequacy of the Corporation's insurance.

             7. Review annually the adequacy of protection of technology, including physical security, patent and trademark programs and proprietary information.

        F. REPORTING RESPONSIBILITIES

             1. Regularly update the Board about Committee activities and make appropriate recommendations.

IV. MEETINGS

     The Committee will meet from time to time whenever necessary or appropriate in order to discharge the functions specified in this Charter. Minutes shall be kept of each meeting of the Committee and will be provided to each member of the Board. Any action of the Committee shall be subject to revision, modification or rescission by the Board, provided that no rights of third parties shall be affected by any such revision, modification or rescission.

                                                                      APPENDIX B

                           THE KEITH COMPANIES, INC.

                 AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

                                   ARTICLE 1

                              PURPOSES OF THE PLAN

     The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

          2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

          2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

          2.3 BOARD.  "Board" means the Board of Directors of the Company.

          2.4 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          2.5 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

          2.6 COMMON STOCK. "Common Stock" means the Common Stock, $.001 par value per share, of the Company, subject to adjustment pursuant to Section
     4.2 hereof.

          2.7 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of Disability or the absence thereof shall be conclusive and binding on all interested parties.

          2.8 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

          2.9 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

          2.10 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

             (a) If the Common Stock is then listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq National Market or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing price of the Common Stock on the Nasdaq National Market or such exchange on the next preceding day on which a sale occurred.

             (b) If the Common Stock is not then listed or admitted to trading on the Nasdaq National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

             (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

          2.11 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          2.12 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

          2.13 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

          2.14 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, it shall to that extent constitute a Nonqualified Option.

          2.15 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

          2.16 OFFEREE. "Offeree" means a Participant who has received a Right to Purchase or who has acquired Restricted Stock under the Plan.

          2.17 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

          2.18 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

          2.19 OPTIONEE.  "Optionee" means a Participant who holds an Option.

          2.20 PARTICIPANT. "Participant" means an individual who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

          2.21 PURCHASE PRICE. "Purchase Price" means the price per share of Restricted Stock purchased pursuant to the Right to Purchase.

          2.22 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued subject to such restrictions and conditions as are established pursuant to Article 6 hereof.

          2.23 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

          2.24 SERVICE PROVIDER. "Service Provider" means a consultant or other person who provides services to the Company or an Affiliated Company who the Administrator authorizes to become a Participant in the Plan.

          2.25 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

          2.26 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3

                                  ELIGIBILITY

     3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

                                   ARTICLE 4

                                  PLAN SHARES

     4.1 SHARES SUBJECT TO THE PLAN. A total of 1,600,000 shares of Common Stock may be issued under the Plan, including shares issued under the similar 1994 Stock Incentive Plan adopted by Keith Engineering, Inc. (formerly an Affiliate of the Company), as previously amended and restated on April 26, 1999, all subject to future adjustment as to the number and type of shares pursuant to
Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Restricted Stock are reacquired by the Company under the Plan, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, Rights to Purchase and Stock Purchase Agreements in order to preserve as nearly as practicable, but not to increase, the benefits of Participants.

                                   ARTICLE 5

                                    OPTIONS

     5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

     5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 PAYMENT OF EXERCISE PRICE. Subject to any legal restrictions, payment of the Exercise Price upon exercise of an Option may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 TERM OF OPTIONS. The term of each Option shall be fixed by the Administrator at the time of grant, but no Incentive Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 VESTING OF OPTIONS. Each Option shall vest and be exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, if the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Incentive Option shall be treated as a Nonqualified Option with respect to such excess.

     5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of decent and distribution, and during the life of the Optionee, shall be exercisable only by such Optionee; provided, however, that a Nonqualified Option may, in the discretion of the Administrator, be transferred pursuant to a "qualified domestic relations order" (as defined in the Code).

     5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6

                               RIGHTS TO PURCHASE

     6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted, or exercised, the Right to Purchase within thirty
(30) days (or such shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

     6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon exercise of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4 RIGHTS AS SHAREHOLDER.  Upon complying with the provisions of Section
6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to nontransferability restrictions and Company repurchase rights described in this Article 6 and subject to such other conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6.6 hereof.

     6.5 RESTRICTIONS. Shares of Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or Disability), the Company shall have the right, at the discretion of the Administrator, to repurchase at the original Purchase Price any shares of Restricted Stock which have not vested as of the date of termination.

     6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the nontransferability of the Restricted Stock and the Company's right of repurchase shall lapse. Subsequent to such date or dates or the attainment of such specified performance goals or objectives or other conditions, the shares as to which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of decent and distribution. During the life of an Offeree, a Right to Purchase may be exercised only by the Offeree.

                                   ARTICLE 7

                           ADMINISTRATION OF THE PLAN

     7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). To the extent such laws or regulations are applicable, the Committee shall consist of individuals that satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 162(m) of the Code. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer or other executive officer of the Company for purposes of granting Options or Rights to Purchase to persons, except for (a) the grant of Options or Rights to Purchase to persons who are then subject to the reporting requirements of Section 16 of the Exchange Act, and (b) the grant of Options or Rights to Purchase intended to satisfy Section 162(m) of the Code. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board.

     7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to amend outstanding Option Agreements and Stock Purchase Agreements; and (h) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 LIMITATION ON LIABILITY. No employee or the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8

                         MERGERS, REORGANIZATIONS, ETC.

     In the event that the Company at any time proposes to sell substantially all of its assets, merge into, consolidate with or to enter into any other reorganization in which the Company is not the surviving corporation, or if the Company is the surviving corporation and the ownership of the voting power of the Company's capital stock changes by more than 50% as a result of such transaction, the Plan and all unexercised Options and Rights to Purchase shall terminate upon the effective date of such transaction unless provision is made in writing in connection with such transaction for (a) the continuance of the Plan and for the assumption of outstanding Options or Rights to Purchase, or the substitution of such Options and Rights to Purchase with new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (b) the substitution for the Plan and outstanding Options and Rights to Purchase of a program or plan to provide rights to the Participants to receive on exercise of such rights, the type and amount of consideration they would have received had they exercised all Options or Rights to Purchase prior to such transaction and less the aggregate Exercise Price or Purchase Price therefor. If such provision is not made in such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to all Participants no less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding

Option or Right to Purchase without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions. However, the Board shall not, without the approval of the Corporation's shareholders (a) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Article 4, (b) materially modify the eligibility requirements for grants of Options, or (c) materially increase the benefits accruing to Option holders. In addition, the Board shall also obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws, rules or regulations.

     9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on March 13, 2011 and no Options or Rights to Purchase may be granted under the Plan thereafter, but Options and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10

                                TAX WITHHOLDING

     The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, State, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the lapse of restrictions on Restricted Stock, or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                           THE KEITH COMPANIES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2001

   The undersigned HEREBY appoints Aram H. Keith and Gary C. Campanaro, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of The Keith Companies, Inc. held of record by the undersigned as of March 23, 2001, at the annual meeting of shareholders to be held at 2955 Red Hill Avenue, Costa Mesa, California, 92626, on May 16, 2001 at 9:00 a.m. local time, and at all adjournments thereof.

   1. To elect five directors as follows:

      [ ] FOR approval of the election of nominees listed     [ ] WITHHOLD AUTHORITY to vote for all nominees listed
         below (except as marked to the contrary below).          below.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

     Aram H. Keith               Walter W. Cruttenden, III        Christine M. Diemer Iger
     Gary C. Campanaro           George Deukmejian

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

   2. To consider and vote upon a proposal to approve our Amended and Restated 1994 Stock Incentive Plan.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

   3. To consider and vote upon a proposal to amend our Amended and Restated Bylaws.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

   4. To consider and vote upon a proposal to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

   5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
      [ ] FOR [ ] AGAINST [ ] ABSTAIN

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, and 4.

                                             Date
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                                        Signature(s)

                                             NOTE: Please sign exactly as your
                                                   name appears in the records
                                                   of The Keith Companies, Inc.
                                                   If the stock is registered in
                                                   the name of two or more
                                                   persons, each should sign.
                                                   Executors, administrators,
                                                   trustees, guardians,
                                                   attorneys and corporate
                                                   officers should add their
                                                   titles.